Exhibit 99.1        Press Release dated April 22, 2024

SIMPSON MANUFACTURING CO., INC. ANNOUNCES 2024 FIRST QUARTER FINANCIAL RESULTS

Pleasanton, CA – April 22, 2024

●	Net sales of $530.6 million
●	Income from operations of $96.1 million
●	Net income per diluted share of $1.77

Simpson Manufacturing Co., Inc. (the “Company”) (NYSE: SSD), an industry leader in engineered structural connectors and building solutions, today announced its financial results for the first quarter of 2024. Refer to the “Segment and Product Group Information” table below for additional segment information (including information about the Company’s Asia/Pacific segment and Administrative and All Other segment).

All comparisons below (which are generally indicated by words such as “increased,” “decreased,” “remained,” or “compared to”), unless otherwise noted, are comparing the quarter ended March 31, 2024, with the quarter ended March 31, 2023.

2024 First Quarter Financial Highlights

•Consolidated net sales of $530.6 million decreased 0.7% from $534.4 million.
◦North America net sales of $406.7 million increased 0.1% from $406.3 million on an 8% increase in sales volumes, as measured by pounds shipped, offset by the timing of when volume discount estimates were applied in both quarters, in addition to price decreases implemented during 2023.

◦Europe net sales of $119.9 million decreased 3.4% from $124.2 million, primarily due to lower sales volumes, partly offset by the positive effect of approximately $2.2 million in foreign currency translation.

•Consolidated gross profit of $244.6 million decreased 3.3% from $252.9 million. Gross margin decreased to 46.1% from 47.3%.
◦North America gross margin decreased to 49.3% from 50.6%, primarily due to higher warehouse and freight costs, as a percentage of net sales.
◦Europe gross margin decreased to 36.4% from 37.5%, also primarily due to higher warehouse and freight costs, as a percentage of net sales.

•Consolidated income from operations of $96.1 million decreased 18.8% from $118.4 million. The decrease was primarily due to higher operating expenses including: personnel costs resulting from the increase in the number of employees supporting production, engineering and sales activities; professional fees; software licenses; and Information Technology ("IT") spending, coupled with the decrease in gross profit. Consolidated operating margin decreased to 18.1% from 22.1%.
◦North America income from operations of $98.9 million decreased 13.5% from $114.4 million. The decrease was primarily due to increased personnel costs, travel-related expenses, advertising, promotion and tradeshow costs, software licenses and IT spending, as well as a decrease in gross profit, as noted above.
◦Europe income from operations of $8.3 million decreased 38.7% from $13.5 million, primarily due to lower gross profit and higher personnel costs.

•Net income of $75.4 million, or $1.77 per diluted share of the Company's common stock, decreased 14.3% compared to net income of $88.0 million, or $2.05 per diluted share primarily from reduced income from operations, as noted above, offset by a lower effective tax rate.

•Adjusted EBITDA1 of $117.3 million decreased 14.4% compared to $137.0 million.

1 Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to U.S. GAAP ("GAAP") net income see the schedule titled "Reconciliation of Net Income to Adjusted EBITDA."

•Cash flow provided by operating activities increased approximately $5.6 million from $3.0 million to $8.6 million, due primarily to increases in working capital.

•Cash flow used in investing activities increased approximately $12.3 million from $27.0 million to $39.3 million. Capital expenditures were approximately $39.4 million compared to $19.0 million.

Management Commentary

“I am pleased with our first quarter performance in what continues to be a challenging market for new housing starts in both the U.S. and Europe,” commented Mike Olosky, President and Chief Executive Officer of Simpson Manufacturing Co., Inc. “Our first quarter net sales totaled $530.6 million, reflecting a modest decline year-over-year. In North America, our volumes increased 8% year-over-year with strength across all of our end markets, which was partly offset by the timing of when volume discount estimates were applied in both quarters, along with price decreases we implemented in the prior year period. In Europe, while macroeconomic challenges and lower overall construction activity continued to pressure our volumes, our gross margin remained elevated given our ongoing focus on pricing discipline and cost management.”

Mr. Olosky continued, “Our first quarter operating income margin of 18.1% reflected costs incurred to drive organic growth in the business including significant investments in people, engineering, equipment and other capabilities. For 2024, we continue to expect low single digit growth in U.S. housing starts with European housing starts below prior year. We are expanding our facilities for increased capacity and improving overall efficiencies to provide high-levels of service and customer support for an expected housing market recovery in 2025, leading to mid-single digit U.S. housing starts growth. We believe the strategic investments we are making in the business will help us accelerate our historical average performance for compounded annual growth in North America sales volumes above the market of approximately 250 basis points over the mid to long-term while also returning to top quartile profitability.”

Business Outlook

The Company has updated its 2024 financial outlook based on one quarter of financial information to reflect its latest expectations regarding demand trends, raw material costs and operating expenses. Based on business trends and conditions as of today, April 22, 2024, the Company's outlook for the full fiscal year ending December 31, 2024 is as follows:

•Operating margin is estimated to be in the range of 20.0% to 21.5%.

•The effective tax rate is estimated to be in the range of 24.5% to 25.5%, including both federal and state income tax rates as well as international income tax rates, and assuming no tax law changes are enacted.

•Capital expenditures are estimated to be approximately $185.0 million, which includes $105.0 million for the Columbus facility expansion and the new Gallatin fastener facility construction.

Conference Call Details

Investors, analysts and other interested parties are invited to join the Company’s first quarter 2024 financial results conference call on Monday, April 22, 2024, at 5:00 pm Eastern Time (2:00 pm Pacific Time). To participate, callers may dial (877) 407-0792 (U.S. and Canada) or (201) 689-8263 (International) approximately 10 minutes prior to the start time. The call will be webcast simultaneously and can be accessed through https://viavid.webcasts.com/starthere.jsp?ei=1662341&tp_key=bbd302defa or a link on the Company’s website at ir.simpsonmfg.com. For those unable to participate during the live broadcast, a replay of the call will also be available beginning that same day at 8:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on Monday, May 6, 2024 by dialing (844) 512–2921 (U.S. and Canada) or (412) 317–6671 (International) and entering the conference ID: 13745244. The webcast will remain posted on the Investor Relations section of Simpson's website at ir.simpsonmfg.com for 90 days.

A copy of this earnings release will be available prior to the call, accessible through the Investor Relations section of the Company's website at ir.simpsonmfg.com.

About Simpson Manufacturing Co., Inc.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood construction products, including connectors, truss plates, fastening systems, fasteners and shearwalls, and concrete construction products, including adhesives, specialty chemicals, mechanical anchors, powder actuated tools and reinforcing carbon & glass fiber materials. The Company primarily supplies its building product solutions to both the residential and commercial markets in North America and Europe. The Company's common stock trades on the New York Stock Exchange under the symbol "SSD."

Copies of Simpson Manufacturing's Annual Report to Stockholders and its proxy statements and other SEC filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are made available free of charge on the company's website on the same day they are filed with the SEC. To view these filings, visit the Investor Relations section of the Company's website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "outlook," "target," "continue," "predict," "project," "change," "result," "future," "will," "could," "can," "may," "likely," "potentially," or similar expressions. Forward-looking statements are all statements other than those of historical fact and include, but are not limited to, statements about future financial and operating results, our plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales and market growth, comparable sales, earnings and performance, stockholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, our ongoing integration of ETANCO, our strategic initiatives, including the impact of these initiatives on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing.

Forward-looking statements are subject to inherent uncertainties, risks and other factors that are difficult to predict and could cause our actual results to vary in material respects from what we have expressed or implied by these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed in or implied by our forward-looking statements include the effect of global pandemics such as the COVID-19 pandemic and other widespread public health crisis and their effects on the global economy, the effects of inflation and labor and supply shortages, on our operations, the operations of our customers, suppliers and business partners, and our ongoing integration of ETANCO, as well as those discussed in the "Risk Factors" and " Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC.

We caution that you should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Readers are urged to carefully review and consider the various disclosures made in our reports filed with the SEC that advise of the risks and factors that may affect our business, results of operations and financial condition.

Non-GAAP Financial Measures

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Since not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. The Company uses Adjusted EBITDA as an additional financial measure in evaluating the ongoing operating performance of its business. The Company believes adjusted EBITDA allows it to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. See the Non-GAAP Reconciliation of Non-GAAP Financial Measures.

The Company defines adjusted EBITDA as net income (loss) before income taxes, adjusted to exclude depreciation and amortization, integration, acquisition and restructuring costs, goodwill impairment, gain on bargain purchase, net loss or gain on disposal of assets, interest income or expense, and foreign exchange and other expense (income).

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net sales	$530,579	$534,430
Cost of sales	286,023	281,554
Gross profit	244,556	252,876
Research and development and engineering expense	21,918	20,747
Selling expense	54,499	48,667
General and administrative expense	70,193	63,707
Total operating expenses	146,610	133,121
Integration costs	2,046	1,442
Gain on disposal of assets	(198)	(50)
Income from operations	96,098	118,363
Interest income (expense), net and other	351	(570)
Other & foreign exchange gain (loss), net	1,969	(398)
Income before taxes	98,418	117,395
Provision for income taxes	22,988	29,441
Net income	$75,430	$87,954
Earnings per common share:
Basic	$1.78	$2.06
Diluted	$1.77	$2.05
Weighted average shares outstanding:
Basic	42,386	42,610
Diluted	42,630	42,827
Cash dividend declared per common share	$0.27	$0.26
Other data:
Depreciation and amortization	$19,189	$17,365
Pre-tax equity-based compensation expense	$5,346	$4,629

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Condensed Consolidated Balance Sheets
(In thousands)

	March 31,		December 31,
	2024	2023	2023
Cash and cash equivalents	$369,122	$252,541	$429,822
Trade accounts receivable, net	343,414	339,674	283,975
Inventories	555,745	576,433	551,575
Other current assets	60,473	53,893	47,069
Total current assets	1,328,754	1,222,541	1,312,441
Property, plant and equipment, net	437,429	369,089	418,612
Operating lease right-of-use assets	65,933	55,902	68,792
Goodwill	492,767	500,749	502,550
Intangible assets, net	352,527	366,122	365,339
Other noncurrent assets	44,536	41,231	36,990
Total assets	$2,721,946	$2,555,634	$2,704,724
Trade accounts payable	$102,997	$95,302	$107,524
Long-term debt, current portion	22,500	22,500	22,500
Accrued liabilities and other current liabilities	226,944	212,864	231,233
Total current liabilities	352,441	330,666	361,257
Operating lease liabilities, net of current portion	52,051	45,368	55,324
Long-term debt, net of current portion and issuance costs	453,454	549,594	458,791
Deferred income tax	96,937	111,221	98,170
Other long-term liabilities	41,400	31,376	51,436
Stockholders' equity	1,725,663	1,487,409	1,679,746
Total liabilities and stockholders' equity	$2,721,946	$2,555,634	$2,704,724

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Segment and Product Group Information
(In thousands)

	Three Months Ended
	March 31,		%
	2024	2023	change*
Net Sales by Reporting Segment
North America	$406,749	$406,330	0.1%
Percentage of total net sales	76.7%	76.0%
Europe	119,938	124,215	(3.4)%
Percentage of total net sales	22.6%	23.2%
Asia/Pacific	3,892	3,885	0.2%
	$530,579	$534,430	(0.7)%
Net Sales by Product Group**
Wood Construction	$449,345	$454,758	(1.2)%
Percentage of total net sales	84.7%	85.1%
Concrete Construction	78,728	76,672	2.7%
Percentage of total net sales	14.8%	14.3%
Other	2,507	3,000	(16.4)%
	$530,580	$534,430	(0.7)%
Gross Profit (Loss) by Reporting Segment
North America	$200,537	$205,522	(2.4)%
North America gross margin	49.3%	50.6%
Europe	43,690	46,604	(6.3)%
Europe gross margin	36.4%	37.5%
Asia/Pacific	676	924	N/M
Administrative and all other	(347)	(174)	N/M
	$244,556	$252,876	(3.3)%
Income (Loss) from Operations
North America	$98,904	$114,393	(13.5)%
North America operating margin	24.3%	28.2%
Europe	8,258	13,470	(38.7)%
Europe operating margin	6.9%	10.8%
Asia/Pacific	(575)	(138)	N/M
Administrative and all other	(10,489)	(9,362)	N/M
	$96,098	$118,363	(18.8)%

*	Unfavorable percentage changes are presented in parentheses, if any.
**	The Company manages its business by geographic segment but presents sales by product group as additional information.
N/M	Statistic is not material or not meaningful.

Simpson Manufacturing Co., Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands) (Unaudited)
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three Months Ended March 31,
	2024	2023
Net Income	$75,430	$87,954

Provision for income taxes	22,988	29,441
Interest (income) expense, net and other financing costs	(351)	570
Depreciation and amortization	19,189	17,365
Other*	26	1,704
Adjusted EBITDA	$117,282	$137,034

*Other: Includes acquisition integration and restructuring related expenses, other & foreign exchange loss net, and net loss or gain on disposal of assets.

CONTACT:
Addo Investor Relations
investor.relations@strongtie.com
(310) 829-5400